UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2008

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue

Fairview, Oregon 97024-9718

(Address of principal executive offices) (Zip Code)

(503) 669-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On June 5, 2008, we issued a press release announcing results for our first fiscal quarter ended April 30, 2008, and held a conference call regarding the results.  The press release is included as Exhibit 99.1 and the transcript of the conference call is included as Exhibit 99.2 to this Form 8-K.  This discussion, as well as the press release and the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 3, 2008, our Board of Directors, on the recommendation of the Compensation Committee, approved an executive cash incentive plan for the fiscal year ending January 31, 2009.  Under the plan, which is structured to encourage the building of shareholder value by maximizing our pretax income, certain executives, including our named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K), are eligible to receive an incentive payment if consolidated income before taxes, adjusted for significant non-recurring income and expense items, executive incentive and stock-based compensation expenses and expenses related to our European restructuring initiatives (“AIBT”) exceeds $55 million.  The amount of the incentive payment will be equal to a prorata percentage of the executive’s salary between $55 million and $73.5 million of AIBT, which prorata percentage will increase if AIBT exceeds $73.5 million.  The maximum incentive payment any executive will be entitled to receive will be achieved if AIBT equals or exceeds $88 million.  A copy of the executive incentive plan is attached to this report as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are included with this report:

10.1	Executive incentive plan.
99.1	Press release issued on June 5, 2008.
99.2	Transcript of conference call held on June 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer
Chief Financial Officer

Dated: June 9, 2008